UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 26, 2024

Gulf Resources, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11,Vegetable Building, Industrial Park of the East City,

Shouguang City, Shandong, China 262700

________________________________________________

(Address of principal executive offices and zip code)

+86 (536) 567 0008

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 (Registrant's telephone number including area code)

________________________________________________

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value	GURE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2024, a wholly owned subsidiary of Gulf Resources, Inc. (the “Registrant” or the “Company”), Shouguang Hengde Salt Industry Co. Ltd ( “SHSI”), entered into a Crude Salt Field Acquisition Agreement (the “Acquisition Agreement”) with Shouguang Qingshuibo Farm Co., LTD. (“Seller A”), pursuant to which Seller A agrees to transfer to SHSI, and SHSI agrees to purchase, 2,380,000 square meters of crude salt field (including the land lease fee) for RMB54.40 per square meter, with the total transfer price of RMB129,472,000. The term of transfer is from June 29, 2024 to June 28, 2044. 80% of the transfer price shall be paid upon the execution of Acquisition Agreement, and the remaining 20% shall be paid in shares of common stock of the Company within three months from the date of Acquisition Agreement after SHSI has inspected the and accepted the crude salt field in writing.

On June 27, 2024, SHSI entered into four Crude Salt Field Acquisition Agreements (the “Agreements”) with Shouguang city Yangkou town Dingjia Zhuangzi village stock economic cooperative, Shouguang city Yangkou town Shanjia Zhuangzi village stock economic cooperative, Shouguang City Yangkou town Zhengjia Zhuangzi village stock economic cooperative, and Shouguang city Yangkou town Renjia Zhuangzi village stock economic cooperative (together, “Sellers”), pursuant to which Sellers agree to transfer to SHSI, and SHSI agrees to purchase from Sellers, 750,000, 804,000, 385,000, and 822,000 square meters of crude salt field (including the land lease fee) for RMB54.10, RMB54.90, RMB54.00, and RMB55.70 per square meter, respectively, with the total transfer price of RMB40,575,000, RMB44,139,600, RMB20,790,000, and RMB45,785,400, respectively. The term of transfers is from June 29, 2024 to June 28, 2044. 80% of the transfer price shall be paid upon the execution of Agreements, and the remaining 20% shall be paid in shares of common stock of the Company within three months from the date of Agreements after SHSI has inspected the and accepted the crude salt fields in writing.

The foregoing descriptions of agreements and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Acquisition Agreement and the Agreements, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, the terms of which are incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 18, 2024 and May 21, 2024, the Company received letters from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that that it did not comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-K for the period ended December 31, 2023 (the “Form 10-K”) and Form 10-Q for the period ended March 31, 2024 (the “Form 10-Q”, and together with the Form 10-K, the “Delinquent Reports”).

On June 26, 2024, the Company received another letter from Nasdaq indicating that, based on its further review and the materials submitted by the Company on June 14, 2024, Nasdaq has determined to grant an exception to enable the Company to regain compliance with the Rule. The terms of the exception are as follows: on or before October 14, 2024, the Company must file the Delinquent Reports, as required by the Rule. In the event the Company does not satisfy the terms, Nasdaq will provide written notification that its securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Crude Salt Field Acquisition Agreement dated as of June 26, 2024, by and between Shouguang Hengde Salt Industry Co. Ltd and Shouguang Qingshuibo Farm Co., LTD.
10.2	Crude Salt Field Acquisition Agreement dated as of June 27, 2024, by and between Shouguang Hengde Salt Industry Co. Ltd and Shouguang city Yangkou town Dingjia Zhuangzi village stock economic cooperative.
10.3	Crude Salt Field Acquisition Agreement dated as of June 27, 2024, by and between Shouguang Hengde Salt Industry Co. Ltd and Shouguang city Yangkou town Shanjia Zhuangzi village stock economic cooperative.
10.4	Crude Salt Field Acquisition Agreement dated as of June 27, 2024, by and between Shouguang Hengde Salt Industry Co. Ltd and Shouguang City Yangkou town Zhengjia Zhuangzi village stock economic cooperative.
10.5	Crude Salt Field Acquisition Agreement dated as of June 27, 2024, by and between Shouguang Hengde Salt Industry Co. Ltd and Shouguang city Yangkou town Renjia Zhuangzi village stock economic cooperative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Min Li
Name:	Min Li
Title:	Chief Financial Officer

Dated: July 2, 2024